Exhibit 99.1

Crexendo Reports Fourth Quarter and Year End December 31, 2012 Financial Results

PHOENIX, March 13, 2013 (GLOBE NEWSWIRE) -- Crexendo, Inc. (NYSE MKT:EXE), a hosted services company that provides web hosting, hosted telecommunications services, search engine optimization management, link building, e-commerce software, website development and broadband internet services for businesses and entrepreneurs, today reported financial results for its fourth quarter and year ended December 31, 2012.

Financial highlights for Crexendo’s 2012 fourth quarter included:

Consolidated revenue for the fourth quarter of 2012 decreased 46% to $3.1 million compared to $5.7 million for the prior year quarter.

Net loss for the fourth quarter of 2012 was $3.2 million or $(0.30) per diluted common share, compared to net income of $459,000 or $0.04 per diluted common share for the fourth quarter of 2011.

Cash used for operations for the fourth quarter of 2012 was $697,000 compared to cash provided by operations of $1.4 million for the fourth quarter of 2011.

Financial highlights for Crexendo’s year ended December 31, 2012

Consolidated revenue for the year-ended December 31, 2012 decreased 64% to $17.2 million compared to $48.0 million for the year ended December 31, 2011.

Net loss for the year-ended December 31, 2012 was $3.9 million or $(0.37) per diluted common share, compared to net loss of $6.2 million or $(0.59) per diluted common share for the year ended December 31, 2011.

As of December 31, 2012, cash and cash equivalents, including restricted cash were $8.9 million compared to $10.6 million at December 31, 2011.

Cash used for operations for the year ended December 31, 2012 was $446,000 compared to $1.6 million for the year-ended December 31, 2011.  Cash used for investing and financing activities for the year ended December 31, 2012 was $772,000 compared to $3.9 million for the year-ended December 31, 2011.

Working capital as of December 31, 2012 was $6.3 million compared to $8.4 million as of December 31, 2011.  Working capital excluding deferred revenue as of December 31, 2012 was $9.4 million compared to $17.7 million at December 31, 2011.

Segment Results

The Company has three operating segments, which consist of StoresOnline, Crexendo Web Services and Crexendo Network Services.  Effective October 1, 2012, the Company changed its reporting segments to reflect the allocation of previously unallocated corporate expenses to each of the three operating segments.  The Company revised its segment reporting to reflect changes in how the Chief Operating Decision Maker (CODM) internally measures performance and allocates resources.  Segment operating results for the prior year has been revised to conform to current year segment operating results presentation.

StoresOnline

Revenue for the fourth quarter of 2012 decreased 54% to $2.3 million compared to $5.0 million for the prior year quarter.  Revenue for the year ended December 31, 2012 decreased 70% to $13.9 million compared to $45.6 million for the year ended December 31, 2011.

Total segment operating expenses decreased 34% to $2.3 million compared to $3.5 million for the prior year quarter.  Total segment operating expenses decreased 79% to $9.3 million for the year ended December 31, 2012 compared to $44.3 million for the year ended December 31, 2011.

Segment other income, primarily related to interest on the collection of accounts receivable for the fourth quarter of 2012 decreased 74% to $259,000 compared to $1.0 million in the prior year quarter. Segment other income, primarily related to interest on the collection of accounts receivable for the year-ended December 31, 2012 decreased 59% to $1.9 million compared to $4.7 million for the year ended December 31, 2011.

Total segment income before income taxes for the fourth quarter of 2012 decreased 87% to $332,000 compared to $2.5 million in the prior year quarter.  Total segment income before income taxes for the year-ended December 31, 2012 increased 8% to $6.5 million compared to $6.0 million for the year ended December 31, 2011.

Crexendo Web Services

Revenue for the fourth quarter of 2012 decreased 27% to $468,000, from $638,000 in the prior year quarter.  Revenue for the year-ended December 31, 2012 increased 8% to $2.5 million, compared to $2.3 million for the year-ended December 31, 2011.  Web Services backlog, which is anticipated to be recognized within the next twelve months, was $1.1 million at December 31, 2012 and 2011, respectively.

Total segment operating expenses for the fourth quarter of 2012 increased 5% to $2.2 million compared to $2.1 million in the prior year quarter. Total segment operating expenses for the year ended December 31, 2012 increased 5% to $7.8 million compared to $7.4 million for the year ended December 31, 2011.

Crexendo Network Services

Revenue for the fourth quarter of 2012 increased 718% to $327,000 compared to $40,000 in the prior year quarter.  Revenue for the year ended December 31, 2012 increased 632% to $805,000 compared to $110,000 for the year-ended December 31, 2011. Network Services backlog, which is anticipated to be recognized within the next thirty-six months, was $2.4 million at December 31, 2012 compared to a backlog of $155,000 at December 31, 2011.

Total Network Services operating expenses for the fourth quarter of 2012 increased 237% to $2.3 million compared to $683,000 in the prior year quarter. Total Network Services operating expenses for the year ended December 31, 2012 increased 182% to $6.2 million compared to $2.2 million for the year-ended December 31, 2011.

Steven G. Mihaylo, Chief Executive Officer, commented “I understand these are not results that are going to excite our shareholders however, the entire management team and I, are working daily to improve results. We have had some positive trends but I also want to point out a number of things that are not apparent from the results. First, this last quarter we completed the transition of the business from a B2C model to a B2B model. With that, we have continued to “right size” the business. We have reduced associates whose jobs were primarily supporting and making sales to the B2C customers.  We were able to make these changes while employing high quality support staff who can work with the Crexendo customers as well as the legacy customers. We took great pains to make sure all customers have the tools they need while continuing to bring our costs in line. We continue to see improvement in the University Program, it is currently in 6   schools and we expect to have 120 web sites built from those students and we will be adding additional schools in the fall Semester. Excitement for the program is increasing drastically as the program grows. As I have explained, this will not bring immediate substantial benefit to our revenue but should be a real benefit in the future, bringing us excited and sticky customers. It is also bringing the immediate benefit of having the best and brightest students using our software and providing feedback to our engineers which is helping us improve our already world class software.”

Mihaylo continued “We are on the right track in our Web Services segment, we have improved our offerings and I am pleased that we have restored our backlog to historical levels.  We regularly update and improve our top of the line telecom service. We have completed installation on one of our largest enterprise customers proving we can provide cost effective superb service to businesses with needs between 2 and 2,000 phones. Our total sales bookings and average size of each sale are improving, which have increased sales quarter over quarter and increased our backlog. These are exciting trends. We will continue to grow the business organically while we look at strategic opportunistic acquisitions, which will also help grow the business.  I am as excited about the future as I have ever been; we are in the right place, with the right products, with the right people, at the right time.”

Conference Call

The Company is hosting a conference call today, March 13, 2013 at 5:00 PM EST. The conference call will be broadcast live over the Internet at http://www.crexendo.com. If you do not have Internet access, the telephone dial-in number is 888-510-1786 for domestic participants and 719-325-2454 for international participants. The conference ID to join the call is 5504037. Please dial in five to ten minutes prior to the beginning of the call at 5:00 PM EST.

About Crexendo

Crexendo is a hosted services company that provides web hosting, hosted telecommunications services, search engine optimization management, link building, e-commerce software, website development and broadband internet services for businesses and entrepreneurs.  Our services are designed to make enterprise-class hosting services available to small and medium-sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) completing the transition of the business from a B2C model to a B2B model, (ii) continuing  to “right size” its business; (iii) making workforce changes while employing high quality support staff who can work with the Crexendo customers as well as the legacy customers; (iv) making sure all customers have the tools they need while continuing to bring our costs in line; (v) continuing  to see improvement in the University Program with it being  a real benefit in the future bringing excited and sticky customers; (vi) the University Program providing feedback to engineers which is helping  improve world class software; (vii) being  on the right track in our Web Services segment;(viii)  improving web service offerings with restoring backlog to historical levels; (ix) regularly updating and improving  telecom service;(x) providing  cost effect superb service to businesses with needs between 2 and 2,000 phones; (xi) sales being exciting trends; (xii) continuing  to grow the business organically while looking at strategic opportunistic acquisitions which will also help grow the business; (xiii) being as excited about the future and (xiv) being in the right place, with the right products, with the right people.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2011 and Forms 10Q for 2012 as well as the company's Form 10-K for the  year ended December 31, 2012 which will be released subsequent to this press release.  These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$7,440	$8,658
Restricted cash	1,444	1,965
Trade receivables, net of allowance for doubtful accounts of $1,326
as of December 31, 2012 and $3,512 as of December 31, 2011	3,043	9,420
Inventories	171	232
Equipment financing receivables	28	-
Income tax receivable	434	552
Prepaid expenses and other	333	725
Total current assets	12,893	21,552

Certificate of deposit	500	500
Long-term trade receivables, net of allowance for doubtful accounts
of $196 as December 31, 2012 and $1,949 as of December 31, 2011	395	6,097
Long-term equipment financing receivables	96	-
Property and equipment, net	3,172	4,055
Deferred income tax assets, net	103	279
Intangible assets	6	79
Goodwill	265	265
Other long-term assets	97	233
Total Assets	$17,527	$33,060

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$418	$1,153
Accrued expenses and other	3,010	2,240
Dividend payable	-	211
Deferred income tax liability	103	279
Deferred revenue, current portion	3,052	9,288
Total current liabilities	6,583	13,171

Deferred revenue, net of current portion	399	6,123
Other long-term liabilities	253	419
Total liabilities	7,235	19,713

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 10,669,201 shares outstanding as of December 31, 2012 and 10,523,078 shares outstanding
as of December 31, 2011	11	11
Additional paid-in capital	49,824	48,938
Accumulated deficit	(39,543)	(35,602)
Total stockholders' equity	10,292	13,347

Total Liabilities and Stockholders' Equity	$17,527	$33,060

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Year Ended December 31,
	2012	2011
Revenue	$17,167	$48,024
Operating expenses:
Cost of revenue	5,092	17,729
Selling and marketing	3,977	20,709
General and administrative	12,228	12,215
Research and development	1,985	3,262
Total operating expenses	23,282	53,915

Loss from operations	(6,115)	(5,891)

Other income (expense):
Interest income	1,907	4,751
Interest expense	-	(2)
Other income (expense), net	55	(36)
Total other income, net	1,962	4,713

Loss before income tax	(4,153)	(1,178)

Income tax benefit (provision)	212	(5,052)

Net loss	$(3,941)	$(6,230)

Net loss per common share:
Basic	$(0.37)	$(0.59)
Diluted	$(0.37)	$(0.59)

Dividends per common share	$0.04	$0.08

Weighted-average common shares outstanding:
Basic	10,625,530	10,596,231
Diluted	10,625,530	10,596,231

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2012 and December 31, 2011
 (In thousands, except share data)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2011	10,664,878	$11	$49,481	$(29,372)	$20,120
Expense for stock options granted to employees	-	-	919	-	919
Stock issued under stock award plans	20,993	-	68	-	68
Dividends declared	-	-	(848)	-	(848)
Repurchase of common stock	(162,793)	-	(682)	-	(682)
Net loss	-	-	-	(6,230)	(6,230)
Balance, December 31, 2011	10,523,078	$11	$48,938	$(35,602)	$13,347
Expense for stock options granted to employees	-	-	812	-	812
Stock issued under stock award plans	146,123	-	498	-	498
Dividends declared	-	-	(424)	-	(424)
Net loss	-	-	-	(3,941)	(3,941)
Balance, December 31, 2012	10,669,201	$11	$49,824	$(39,543)	$10,292

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,941)	$(6,230)
Adjustments to reconcile net loss to net
cash used for operating activities:
Impairment of inventory, intangible assets, prepaids and lease cancellation	35	1,259
Lease abondonment	1,393	-
Loss on Subsidiary	-	56
Depreciation and amortization	1,374	1,349
Loss on disposal of property and equipment	83	-
Expense for stock options issued to employees	812	919
Deferred income tax provision	-	5,082
Change in uncertain tax positions	(162)	-
Changes in assets and liabilities:
Trade receivables	12,079	6,047
Inventories	26	555
Financing receivables	(124)	-
Income tax receivable	118	687
Prepaid expenses and other	392	541
Other long-term assets	136	6
Accounts payable, accrued expenses and other	(709)	(4,019)
Deferred revenue	(11,960)	(7,869)
Other long-term liabilities	2	(31)
Net cash used for operating activities	(446)	(1,648)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,172)	(1,463)
Proceeds from sale of property and equipment	22	-
Decrease in restricted cash	521	(877)
Investment in subsidiary	-	(56)
Net cash used for investing activities	(629)	(2,396)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	-	(682)
Proceeds from exercise of options	498	68
Payments made on contingent consideration	(6)	(40)
Dividend payments	(635)	(851)
Net cash used for financing activities	(143)	(1,505)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,218)	(5,549)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	8,658	14,207

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$7,440	$8,658

Supplemental disclosure of cash flow information:
Cash received during the year for:
Income taxes	$158	$892
Supplemental disclosure of non-cash investing and financing information:
Dividends declared and not paid	-	211
Purchase of property and equipment included in accounts payable	6	655

Contact:

Crexendo, Inc.
Steven G. Mihaylo, CEO
602-345-7777
Smihaylo@crexendo.com